Exhibit 23.2
                    [PricewaterhouseCoopers LLP Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of R&G Financial Corporation, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Juan, Puerto Rico
May 18, 1999